EXHIBIT 10.14

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Financial Report
for the financial year ended 31 December 2004

Report Of Independent Registered Accounting Firm To The Members Of

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U

We have audited the financial statements set out on pages 2 to 17. The preparation of the financial statements is the responsibility of the Company’s directors. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included examining, on a test basis, evidence relevant to the amounts and disclosures in the financial statements. Our audit also included assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall adequacy of the presentation of information in the financial statements. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at 31 December 2004 and its results and cash flows for the financial year ended on that date in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the preceding financial year were audited by another firm of auditors whose report dated 25 February 2004 expressed an unqualified opinion on those statements.

/s/ Horwath	/s/ Eddy Chan Wai Hun
Firm No: AF 1018	Approval No: 2182/10/05 (J)
Chartered Accountants	Partner
Penang

18 March 2005

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Balance Sheet As At 31 December 2004

		2004	2003
	Note	USD	USD

NON-CURRENT ASSETS
Property, plant and equipment	4	333,602	393,605
Deferred tax assets	5	0	30,789

CURRENT ASSETS

Inventories	6	2,011,104	1,473,773
Trade receivables	7	7,318,500	4,389,962
Other receivables, deposits and prepayments		21,339	14,320
Cash and bank balances	8	268,227	394,079

		9,619,170	6,272,134

CURRENT LIABILITIES
Trade payables	9	3,793,509	2,964,426
Other payables and accruals	10	362,721	122,038
Hire purchase payable	11	1,824	2,875
Bank borrowings — unsecured	12	3,404,769	1,873,684
Provision for tooling costs	13	44,458	103,712
Current tax liabilities		11,596	10,395

		7,618,877	5,077,130

NET CURRENT ASSETS		2,000,293	1,195,004

		2,333,895	1,619,398

FINANCED BY:-
Share capital	14	1,315,789	660,000
Retained profits		1,018,106	957,574

SHAREHOLDERS’ EQUITY		2,333,895	1,617,574

NON-CURRENT LIABILITY
Hire purchase payable	11	0	1,824

		2,333,895	1,619,398

The annexed notes form an integral part of these financial statements.	Page 2

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Income Statement
For The Financial Year Ended 31 December 2004

		2004	2003
	Note	USD	USD

REVENUE	15	19,822,673	12,639,956

COST OF SALES		(18,347,195)	(11,693,100)

GROSS PROFIT		1,475,478	946,856

OTHER OPERATING INCOME		24,392	24,183

ADMINISTRATIVE AND GENERAL EXPENSES		(548,255)	(396,277)

SELLING AND DISTRIBUTION EXPENSES		(48,946)	(45,918)

PROFIT FROM OPERATIONS		902,669	528,844

FINANCE COSTS		(95,511)	(67,658)

PROFIT BEFORE TAX	16	807,158	461,186

TAX EXPENSE	17	(90,837)	(34,225)

NET PROFIT FOR THE YEAR		716,321	426,961

The annexed notes form an integral part of these financial statements.	Page 3

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Statement Of Changes In Equity
For The Financial Year Ended 31 December 2004

	Share	Retained
	capital	profits	Total
	USD	USD	USD

Balance at 1 January 2003	660,000	530,613	1,190,613

Net profit for the year	0	426,961	426,961

Balance at 31 December 2003	660,000	957,574	1,617,574

Issue of bonus shares	655,789	(655,789)	0

Net profit for the year	0	716,321	716,321

Balance at 31 December 2004	1,315,789	1,018,106	2,333,895

The annexed notes form an integral part of these financial statements	Page 4

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Cash Flow Statement
For The Financial Year Ended 31 December 2004

	2004	2003
	USD	USD

CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax	807,158	461,186

Adjustments for:-
Allowance for slow moving inventories	0	26,316
Depreciation	78,955	69,825
Interest expense	95,511	67,658
Provision for tooling costs	54,680	58,684
Interest income	(3,044)	(1,340)

Operating profit before working capital changes	1,033,260	682,329

(Increase)/Decrease in inventories	(537,331)	376,790
(Increase)/Decrease in receivables	(2,935,557)	263,824
Increase/(Decrease) in payables	1,069,766	(1,940,419)

Cash absorbed by operations	(1,369,862)	(617,476)

Income tax paid	(58,847)	(56,725)
Tooling costs paid	(113,934)	(6,132)

Net cash used in operating activities	(1,542,643)	(680,333)

CASH FLOWS FROM INVESTING ACTIVITIES

Interest received	3,044	1,340
Purchase of property, plant and equipment	(18,952)	(67,604)

Net cash used in investing activities	(15,908)	(66,264)

CASH FLOW S FROM FINANCING ACTIVITIES

Increase/(Decrease) in short term bank borrowings (net)	1,531,085	(399,474)
Interest paid	(95,511)	(67,616)
Repayment of hire purchase obligations	(2,875)	(1,753)

Net cash from/(used in) financing activities	1,432,699	(468,843)

Net decrease in cash and cash equivalents	(125,852)	(1,215,440)

Cash and cash equivalents brought forward	394,079	1,609,519

Cash and cash equivalents carried forward	268,227	394,079

The annexed notes form an integral part of these financial statements.	Page 5

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

1.	General Information

The Company is a private company limited by shares, incorporated and domiciled in Malaysia.

The local currency of the Company is Ringgit Malaysia (RM). The reporting currency used in presenting this set of financial statements is United States Dollars (USD).

The Company is principally engaged in the manufacture of colour monitors. There has been no significant change in the nature of this activity during the financial year.

The registered office of the Company is located at 3rd Floor, Wisma Wang, 251-A, Jalan Burma, 10350 Penang, Malaysia.

The principal place of business of the Company is located at Lot 316 & 317, Jalan PKNK 3/2, Kawasan Perindustrian Sungai Petani, 08000 Sungai Petani, Kedah, Malaysia.

The total number of employees of the Company as at 31 December 2004 was 48 (2003 : 41).

2.	Financial Risk Management

The activities of the Company expose it to certain financial risks, including currency risk, interest rate risk, credit risk, liquidity risk and cash flow risk. The overall financial risk management objective of the Company is to maximise shareholders’ value by minimising the potential adverse impacts of these risks on its financial position, performance and cash flows.

The Board of Directors explicitly assumes the responsibilities of financial risk management which is carried out mainly through risk reviews and internal control systems.

Currency Risk

The Company’s exposure to currency risk arises mainly from normal trading transactions denominated in foreign currencies.

The Company does not use any derivative financial instruments to manage its exposure to currency risk as the directors are of the opinion that the net exposure is not significant in view of the present Ringgit Malaysia exchange rate peg against United States Dollars.

Interest Rate Risk

The Company’s exposure to interest rate risk arises mainly from borrowings.

The Company manages its exposure to interest rate risk by seeking to obtain the most favourable interest rates available without increasing its other financial risk exposures.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

2.	Financial Risk Management (cont’d)

Credit Risk

The Company’s exposure to credit risk arises mainly from cash deposits and receivables. The maximum credit risk exposure is best represented by the total carrying amount of these financial assets in the balance sheet.

The Company manages its exposure to credit risk by seeking to invest cash assets safely and profitably, assessing counter parties’ financial standings on an ongoing basis, setting and monitoring counter parties’ limits and credit terms. The Company does not have any major concentration of credit risk other than the significant amount owing by a related party as disclosed in Note 7 to the financial statements.

Liquidity and Cash Flow Risks

The Company’s exposure to liquidity and cash flow risks arises mainly from general funding and business activities.

The Company practises prudent liquidity risk management by maintaining sufficient cash and the availability of funding through certain committed credit facilities.

3.	Significant Accounting Policies

3.1	Basis of Preparation of Financial Statements

The financial statements of the Company are prepared under the historical cost convention, modified to include other bases of measurement as disclosed in other sections of the significant accounting policies, and in compliance with the accounting principles generally accepted in the United States of America.

3.2	Financial Instruments

Recognised and Unrecognised

The accounting policies for recognised financial instruments are disclosed in the individual policies associated with each item. The Company does not have any unrecognised financial instruments.

Fair Values

The carrying amounts of financial assets and liabilities with short maturity periods are assumed to approximate their fair values.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

3.	Significant Accounting Policies (cont’d)

3.3	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any.

Property, plant and equipment are depreciated on a straight-line method over the estimated useful lives of the assets using the following annual rates:-

Plant and machinery	10-20%
Electrical installation and renovation	10%
Motor vehicles	20%
Office equipment	20%
Furniture and fittings	10%
Computer	10-20%
Factory tools and equipment	20%
Mould	10%

3.4	Impairment of Assets

The carrying amounts of assets, other than deferred tax assets, inventories and financial assets, are reviewed at each balance sheet date to determine whether there is any indication that an item of asset may be impaired. If any such indication exists, the recoverable amount of the asset is estimated. Any excess of the carrying amount of the asset over its recoverable amount represents an impairment loss and is recognised as an expense in the income statement.

An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount and it is reversed only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, had no impairment loss been recognised. The reversal is recognised in the income statement.

3.5	Inventories

Inventories are valued at the lower of cost (determined on the first-in, first-out basis) and net realisable value. Cost consists of all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition.

3.6	Receivables

Receivables are recognised at cost less an allowance for any doubtful debts. Specific allowance for doubtful debts is made when collection is no longer probable. Bad debts are written-off as incurred.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

3.	Significant Accounting Policies (cont’d)

3.7	Payables

Payables are recognised at cost which is the fair value of the consideration to be paid in the future for goods and services received.

3.8	Hire Purchase

Assets acquired under hire purchase agreements are included in property, plant and equipment and the capital element of the hire purchase commitments is shown as hire purchase payables. The capital element of the hire purchase instalments is applied to reduce the outstanding obligations and the interest element is charged to the income statement so as to give a constant periodic rate of interest on the outstanding liability at the end of each accounting period. Assets acquired under hire purchase agreements are depreciated over the useful lives of equivalent owned assets.

3.9	Loans and Borrowings

All loans and borrowings are initially recognised at cost which is the fair value of the proceeds received. The loans and borrowings are subsequently stated at amortised cost using the effective yield method. The effective interest rate is the historical rate for a fixed rate instrument and the current market rate for a floating rate instrument.

All borrowing costs are recognised as an expense in the period in which they are incurred.

3.10	Provisions

A provision is recognised when it is probable that an outflow of resources embodying economic benefits will be required to settle a present obligation (legal or constructive) as a result of a past event and a reliable estimate can be made of the amount.

3.11	Foreign Currency Transactions and Translation

Transactions in foreign currencies are converted into the reporting currency at the rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into the reporting currency at the rates of exchange ruling at that date. Non-monetary assets and liabilities which are stated at cost denominated in foreign currencies are translated into the reporting currency at the rates of exchange ruling at the transaction dates. Exchange gains and losses arising on foreign currency transactions and translation are recognised in the income statement.

The principal closing rate used in translation is RM1.00 : USD0.2632.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

3.	Significant Accounting Policies (cont’d)

3.12	Share Capital

The Company has only one class of share capital, i.e. ordinary shares of RM1.00 (equivalent to USD0.2632) each, which is classified as equity. External costs directly attributable to the issue of new shares are written-off to the share premium account or, where there is no such account, charged to the income statement.

3.13	Income Recognition

Income from the sale of goods is recognised upon delivery of goods and customer’s acceptance. Interest income is recognised on an accrual basis.

3.14	Income Taxes

Income taxes for the year comprise current tax and deferred tax.

Current tax represents the expected amount of income taxes payable in respect of the taxable profit for the year and is measured using the tax rates that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is provided for under the balance sheet liability method in respect of all temporary differences between the carrying amount of an asset or liability in the balance sheet and its tax base except for those temporary differences associated with goodwill, negative goodwill or the initial recognition of an asset or liability in a transaction which is not a business combination and affects neither accounting nor taxable results at the time of the transaction.

A deferred tax liability is recognised for all taxable temporary differences whereas a deferred tax asset is recognised for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilised. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on the tax rates that have been enacted or substantially enacted by the balance sheet date.

3.15	Research and Development Expenditure

Research and development expenditure is recognised as an expense in the period in which the expenditure is incurred unless the development expenditure meets the asset recognition criteria in which case the expenditure will be capitalised.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

3.	Significant Accounting Policies (cont’d)

3.16	Employee Benefits

Short-term Employee Benefits

Short-term employee benefits such as wages, salaries, bonuses and social security contributions are recognised as an expense in the period in which the associated services are rendered by the employees.

Defined Contribution Plans

As required by law, employers in Malaysia make contributions to the state pension scheme, Employees Provident Fund (“EPF”). Such contributions are recognised as an expense in the period in which the associated services are rendered by the employees.

3.17	Cash and Cash Equivalents

Cash and cash equivalents comprise cash in hand, bank balances, demand deposits, deposits pledged with financial institutions, bank overdrafts and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

4.	Property, Plant And Equipment

	Balance at			Balance at
	1.1.2004	Additions	Disposals	31.12.2004
At Cost	USD	USD	USD	USD

Plant and machinery	355,001	1,447	0	356,448
Electrical installation and renovation	11,399	0	0	11,399
Motor vehicles	27,074	0	0	27,074
Office equipment	9,570	495	0	10,065
Furniture and fittings	7,069	0	0	7,069
Computer	15,094	8,772	0	23,866
Factory tools and equipment	102,989	8,238	0	111,227
Mould	94,421	0	0	94,421

	622,617	18,952	0	641,569

	Balance at	Charge for		Balance at
	1.1.2004	the year	Disposals	31.12.2004
Accumulated Depreciation	USD	USD	USD	USD

Plant and machinery	140,154	35,816	0	175,970
Electrical installation and renovation	4,006	1,140	0	5,146
Motor vehicles	10,825	5,415	0	16,240
Office equipment	6,679	1,964	0	8,643
Furniture and fittings	2,189	707	0	2,896
Computer	2,372	3,405	0	5,777
Factory tools and equipment	31,267	21,066	0	52,333
Mould	31,520	9,442	0	40,962

	229,012	78,955	0	307,967

	2004	2003
Carrying Amount	USD	USD

Plant and machinery	180,478	214,847
Electrical installation and renovation	6,253	7,393
Motor vehicles	10,834	16,249
Office equipment	1,422	2,891
Furniture and fittings	4,173	4,880
Computer	18,089	12,722
Factory tools and equipment	58,894	71,722
Mould	53,459	62,901

	333,602	393,605

Included in property, plant and equipment is a motor vehicle with a carrying amount of USD1,623 (2003 : USD4,407) acquired under hire purchase agreement.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

5.	Deferred Tax Assets

	2004	2003
	USD	USD

Balance at 1 January	30,789	22,368
Deferred tax (expense)/income relating to origination and reversal of temporary differences	(30,789)	11,579
Deferred tax expense underprovided in prior year	0	(3,158)

Balance at 31 December	0	30,789

The deferred tax assets are in respect of the deductible/(taxable) temporary differences of the following items:-

	2004	2003
	USD	USD

Inventories	14,118	23,850
Receivables, payables and provisions	20,619	36,413
Property, plant and equipment	(34,737)	(29,474)

	0	30,789

6. Inventories

	2004	2003
At Cost	USD	USD

Raw materials	1,701,695	1,063,728
Work-in-progress	65,137	15,055
Finished goods	235,695	394,990
Goods-in-transit	8,577	0

	2,011,104	1,473,773

7.	Trade Receivables

Included herein is an amount of USD7,203,908 (2003 : USD4,389,962) owing by a substantial shareholder of the Company.

The credit terms of trade receivables range from 60 to 75 days.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

8.	Cash And Bank Balances

     The currency exposure profile of cash and bank balances is as follows:-

	2004	2003
	USD	USD

United States Dollars	64,605	65,439
Ringgit Malaysia	203,622	328,640

	268,227	394,079

9.	Trade Payables

Included herein are amounts totalling USD2,587,503 (2003 : USD2,420,032) owing to the shareholders of the Company.

The currency exposure profile of trade payables is as follows:-

	2004	2003
	USD	USD

United States Dollars	2,253,782	1,812,219
Ringgit Malaysia	1,539,727	1,152,207

	3,793,509	2,964,426

The credit terms of trade payables range from 30 to 60 days.

10.	Other Payables And Accruals

Included herein is an amount of USD70,994 (2003 : USD80,303) owing to a substantial shareholder of the Company. The amount due is unsecured, non-interest bearing and has no fixed term of repayment.

11.	Hire Purchase Payable

	2004	2003
	USD	USD

Minimum hire purchase payments:-
- not later than one year	1,890	3,240
- later than one year and not later than five years	0	1,890

	1,890	5,130
Future finance charges	(66)	(431)

Present value of hire purchase liability	1,824	4,699

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

11.	Hire Purchase Payable (cont’d)

	2004	2003
	USD	USD

Current:-
- not later than one year	1,824	2,875
Non-current:-
- later than one year and not later than five years	0	1,824

	1,824	4,699

     The effective interest rate of hire purchase payable is 10.68% (2003 : 10.68%) per annum.

12.	Bank Borrowings — Unsecured

	2004	2003
	USD	USD

Bankers acceptance	2,875,526	1,873,684
Short-term loans	529,243	0

	3,404,769	1,873,684

     The currency exposure profile of bank borrowings is as follows:-

	2004	2003
	USD	USD

United States Dollars	529,243	0
Ringgit Malaysia	2,875,526	1,873,684

	3,404,769	1,873,684

Bank borrowings are guaranteed by the holding company of a substantial shareholder of the Company. The effective interest rates of bank borrowings range from 2.85% to 3.75% (2003 : 3.2%) per annum.

13.	Provision For Tooling Costs

	2004	2003
	USD	USD

Balance at 1 January	103,712	51,160
Provision made during the year	54,680	58,684
Payment made during the year	(113,934)	(6,132)

Balance at 31 December	44,458	103,712

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

14.	Share Capital

	2004	2003
	USD	USD

Ordinary shares of RM1.00 (equivalent to USD0.2632) each
Authorised:-
10,000,000 shares	2,631,579	2,631,579

Issued and fully paid-up:-
At 1 January – 2,508,000 shares	660,000	660,000
Bonus issue – 2,492,000 (2003:NIL) shares	655,789	0

At 31 December - 5,000,000 (2003:2,508,000) shares	1,315,789	660,000

15.	Revenue

Revenue represents income from the sale of goods. Included herein are amounts totalling USD19,319,539 (2003 : USD12,639,956) arising from sales to a substantial shareholder.

16.	Profit Before Tax

	2004	2003
	USD	USD

Profit before tax is arrived at after charging:-
Allowance for slow moving inventories	0	26,316
Auditors’ remuneration
- current year	4,605	3,684
- underprovision in prior year	1,053	0
Depreciation	72,080	67,352
Interest expense	95,511	67,658
Management fee	149,114	113,200
Provision for tooling costs	54,680	58,684
Realised loss on foreign exchange	8,468	5,876
Rental of premises	56,117	55,705
Research and development expenditure
- depreciation	6,875	2,473
- others	113,973	60,685
Staff costs	279,895	236,123

And crediting:-
Interest income	3,044	1,340

Included in staff costs are contributions to a defined contribution plan amounting to USD13,244 (2003 : USD11,733).

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

17.	Tax Expense

	2004	2003
	USD	USD

Tax based on results for the year:-
Malaysian income tax	60,281	43,553
Deferred tax	30,789	(11,579)

	91,070	31,974

Tax (over)/underprovided in prior year:-
Malaysian income tax	(233)	(907)
Deferred tax	0	3,158

	90,837	34,225

The numerical reconciliation between the applicable tax rate, which is the statutory income tax rate, and the average effective tax rate is as follows:-

	2004	2003
	%	%

Applicable tax rate	28.00	28.00
Non-deductible expenses	0.46	0.74
Tax exempt income from pioneer status	(17.18)	(21.81)

Average effective tax rate	11.28	6.93

As at 31 December 2004, the Company has sufficient tax credits and tax exempt accounts to frank its retained profits in full if paid out as dividends.

18.	Financial Instruments

Recognised and Unrecognised

The information about the extent and nature of significant recognised financial instruments is disclosed in the individual notes associated with each item. The Company does not have any unrecognised financial instruments.

Fair Values

The carrying amounts of financial assets and liabilities of the Company as at 31 December 2004 and 2003 approximate their fair values.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U

Notes To The Financial Statements
For The Financial Year Ended 31 December 2004

Statement By Directors

We, Hsu, Che-Chen and Yeh, Kuo-Sheng, being two of the directors of Wells Eastern Asia Displays (M) Sdn. Bhd., do hereby state that in the opinion of the directors, the financial statements set out on pages 2 to 17 are drawn up in accordance with the accounting principles generally accepted in the United States of America so as to give a true and fair view of the state of affairs of the Company as at 31 December 2004 and of its results and cash flows for the financial year ended on that date.

Hsu, Che-Chen	Yeh, Kuo-Sheng

Penang,

Date: 18 March 2005

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.

(Incorporated in Malaysia)
Company No: 501396-U